UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2023

APOLLO MEDICAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37392	95-4472349
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1668 S. Garfield Avenue, 2nd Floor, Alhambra, California 91801

(Address of Principal Executive Offices) (Zip Code)

(626) 282-0288

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AMEH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 8, 2023, Apollo Medical Holdings, Inc. (the “Company”) entered into the Second Amendment to Amended and Restated Credit Agreement and Waiver (the “Amendment”) to the Amended and Restated Credit Agreement, dated as of June 16, 2021, by and among the Company, as borrower, the lenders party thereto, and Truist Bank, as administrative agent (as amended, the “Credit Agreement”). Among other things, the Amendment (i) increased the letter of credit sub-facility from $25.0 million to $50.0 million; (ii) revised the form of compliance certificate required to be submitted by the Company to the lenders on a quarterly basis; and (iii) waived the Specified Events of Default (as defined in the Amendment) that occurred under the Credit Agreement, relating to the Company’s calculation of Consolidated Total Net Leverage Ratio (as defined in the Credit Agreement) and payment of certain interest and letter of credit fees, in each case, for the periods from the quarter ended September 30, 2021 through the quarter ended March 31, 2023 (the “Prior Periods”). The Company also provided the lenders with updated calculations of Consolidated Total Net Leverage Ratio and Consolidated Interest Coverage Ratio (each as defined in the Credit Agreement) for the Prior Periods and paid an aggregate fee of $200,000 to the lenders, as payment in full of the interest and letter of credit fees due for the Prior Periods as a result of the Specified Events of Default.

The above description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this item.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Second Amendment to Amended and Restated Credit Agreement and Waiver, dated as of September 8, 2023, by and among Apollo Medical Holdings, Inc., as borrower, Network Medical Management, Inc., as guarantor, the lenders party thereto, and Truist Bank, as administrative agent, issuing bank and the swingline lender.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO MEDICAL HOLDINGS, INC.

Date: September 8, 2023	By:	/s/ Thomas S. Lam
	Name:	Thomas S. Lam, M.D., M.P.H.
	Title:	Co-Chief Executive Officer and President